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                                                                    EXHIBIT 23.4

                          [ALEX SHESHUNOFF & CO. LOGO]
                               INVESTMENT BANKING

            CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING, L.P.

         We hereby consent to the use of our opinion letter to the Board of Directors of Fairbanco Holding Company, Inc., included as Appendix D to the Proxy Statement and Prospectus which forms part of the Amendment No. 1 to the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed Merger of Fairbanco Holding Company, Inc. and United Community Banks, Inc. and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Amendment No. 1 to the Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

ALEX SHESHUNOFF & CO. INVESTMENT BANKING L.P.

/s/ ALEX SHESHUNOFF & CO.
INVESTMENT BANKING, L.P.

April 23, 2004
Austin, Texas

                 2801 Via Fortuna, Suite 625, Austin, TX 78746
            Phone 800.279.2241 - Fax 512.472.8953 - asheshunoff.com